EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Mikohn Gaming Corporation
Las Vegas, NV
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mikohn Gaming Corporation filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 11, 2005, relating to the consolidated financial statements of VirtGame Corp., included in the Form 8-K of Mikohn Gaming Corporation dated September 28, 2005.
/s/ PKF
PKF
Certified Public Accountants
San Diego, CA
November 3, 2005